UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2025

SIRIUSPOINT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Point Building

3 Waterloo Lane

Pembroke HM 08 Bermuda

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +1 441 542-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of SiriusPoint Ltd. Executive Severance Plan

On July 30, 2025, SiriusPoint Ltd. (the “Company”) adopted an Executive Severance Plan (the “Plan”), which will provide severance payments and benefits to eligible employees of the Company (“Participants”) in connection with certain terminations of employment. The Plan was approved by the Company’s board of directors on July 30, 2025 and has an effective date of August 1, 2025.

The Plan provides severance benefits to two different groups: a group of executives listed by title in the Plan, which includes the Company’s officers and executive officers, and a group of eligible employees selected by the Company to participate in the Plan.

Executive Benefits. Under the Plan, if a specified executive Participant is terminated by the Company without cause or if the Participant voluntarily resigns from the Company for Good Reason (as defined in the Plan), signs a release agreement, returns all Company property, and abides by all applicable restrictive covenants, the Participant would be entitled to the following benefits: (i) a lump sum payment equal to fifty two (52) weeks of base pay (the “Basic Severance”); (ii) either a lump sum payment equal to the prior year’s short-term incentive plan payout (based on annual incentive target) if the Participant is terminated on or before March 31st (the “Prior Year Incentive”), or a lump sum payment equal to a pro-rated portion of the current year’s projected annual incentive target based on the number of days worked during the year if the Participant is terminated on or after April 1st; (iii) full vesting of any cash bonus unless the terms of the award provide otherwise; (iv) and a lump sum payment equal to the amount of premiums the Company would have paid for medical, dental and vision benefits for the Participant given the Participant’s current elections for the 52-week severance period. If a Participant is entitled to greater severance benefits in the aggregate under an employment or severance agreement, the Participant will be entitled to receive those benefits in lieu of benefits under the Plan, considering only the Participant’s severance payments related to base pay, short-term incentive payments, cash bonus payments, COBRA benefits and the value of any vesting of equity compensation.

Enhanced Change in Control Benefits. If the separation described in the preceding paragraph occurs within a twelve-month period following a change in control, the Participant would be entitled to enhanced severance consisting of 150% of the Participant’s Basic Severance and 150% of the Prior Year Incentive set forth in the preceding paragraph. If a Participant is entitled to greater severance benefits in the aggregate under an employment or severance agreement, the Participant will be entitled to receive those benefits in lieu of benefits under the Plan, considering only the Participant’s severance payments related to base pay, short-term incentive payments, cash bonus payments, COBRA benefits and the value of any vesting of equity compensation.

For purposes of the Plan, a change in control includes: (i) the acquisition by a third party of more than 50% of the Company’s voting securities; (ii) the sale, transfer, or other disposition of all or substantially all of the assets of the Company and any subsidiaries to a third party that is not an affiliate immediately prior to such sale, transfer, or other disposition; or (iii) the replacement of a majority of the Company’s board of directors during any 24-month period.

Benefits for Other Eligible Participants. Other eligible Participants who are terminated by the Company without cause or who voluntarily resign from the Company for Good Reason, sign a release agreement, return all Company property, and abide by all applicable restrictive covenants, are entitled to the following benefits: (i) a lump sum payment equal to two weeks of base pay for each year of service, with a minimum of 6 months and a maximum of 52 weeks of base pay; (ii) either a lump sum payment equal to the prior year’s short-term incentive plan payout (based on annual incentive target) if the Participant is terminated on or before March 31st or a lump sum payment equal to a pro-rated portion of the current year’s projected annual incentive target based on the number of days worked during the year if the Participant is terminated on or after April 1st; (iii) full vesting of any cash bonus unless the terms of the award provide otherwise; (iv) and a lump sum payment equal to the amount of premiums the Company would have paid for medical, dental and vision benefits for the Participant given the Participant’s current elections during the severance period (between 6 months and 52 weeks). If a Participant is entitled to greater severance benefits in the aggregate under an employment or severance agreement, the Participant will be entitled to receive those benefits in lieu of benefits under the Plan, considering only the Participant’s severance payments related to base pay, short-term incentive payments, cash bonus payments, COBRA benefits and the value of any vesting of equity compensation.

Equity. In addition, all Participants may receive the following benefits related to any outstanding equity awards: (i) a pro-rated number of performance restricted share units may vest based on the number of days the Participant worked during the performance period and multiplied by a severance performance multiplier as set forth in the award agreement; (ii) a pro-rated number of restricted share units may vest; (iii) vested options shall become exercisable until the earlier of 3 years from the termination date or 10 years from the grant date (or 5 years from the grant date, in the case of incentive stock options granted to a 10% shareholder); and (iv) outstanding, vested Buy-out Equity Awards (as defined in the Plan) shall be 100% vested at the termination date with an assumed performance multiplier set at 100%.

The foregoing description of the Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	SiriusPoint Ltd. Executive Severance Plan and Summary Plan Description.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2025	/s/ Linda Lin
	Name:	Linda Lin
	Title:	Chief Legal Officer and Corporate Secretary